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                                 EXHIBIT 4.1(K)



                                                                January 27, 1995

Oshman's Sporting Goods, Inc.
2302 Maxwell Lane
Houston, Texas  77223

Gentlemen:

Reference is made to the Financing Agreement dated August 31, 1992, (as amended or otherwise modified from time to time, the "Financing Agreement") among J.S. Oshman and Co., Inc., Oshman Sporting Goods Co., Alabama, Oshman Sporting Goods Co., Arizona, Oshman Sporting Goods Co., Arkansas, Oshman Sporting Goods Co., California, Oshman Sporting Goods Co., Florida, Oshman Sporting Goods Co., Georgia, Oshman Sporting Goods Co., Hawaii, Oshman Sporting Goods Co., Louisiana, Oshman Sporting Goods Co., Minnesota, Oshman Sporting Goods Co., Missouri, Oshman Sporting Goods Co., Nevada, Oshman Sporting Goods Co., New Jersey, Oshman Sporting Goods Co., New Mexico, Oshman Sporting Goods Co., New York, Oshman Sporting Goods Co., Ohio, Oshman Sporting Goods Co., Oklahoma, Oshman Sporting Goods Co., Oregon, Oshman Sporting Goods Co., Tennessee, Oshman Sporting Goods Co., Texas, Oshman Sporting Goods Co., Washington, Oshman's Ski Skool, Inc., Oshman's Sporting Goods, Inc. - Services (collectively the "Companies"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CITBC"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement

Pursuant to mutual understanding, the Financing Agreement is hereby amended as follows:

1. Section 6, paragraph 9 (Net Worth) is hereby amended by deleting the figure "$59,500,000.00" opposite the date "January 28, 1995" and substituting the figure $58,750,000.00" in lieu thereof.

2. Section 6, paragraph 12 (Interest Coverage Ratio) is hereby amended by deleting the ratio "2.00 to 1" and the date appearing opposite such ratio "January 28, 1995."

Except as otherwise provided herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                       Very truly yours,

                                       THE CIT GROUP/BUSINESS CREDIT, INC.



                                       By
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                                          Title:

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Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC. - SERVICES

By
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     Title:

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